SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of

incorporation or organization)

1-8022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code:

(904) 359-3200

ITEM 7.    EXHIBITS

(c)	The following exhibit is being furnished herewith;

99.1 CSX Corporation’s 2002 Financial Supplement

ITEM 9.	REGULATION FD DISCLOSURE (INFORMATION FURNISHED IN THIS ITEM 9 IS ALSO FURNISHED PURSUANT TO ITEM 12, RESULTS OF OPERATIONS AND FINANCIAL CONDITION).

CSX Corporation has released its 2002 Financial Supplement. The Financial Supplement includes additional financial and statistical information about CSX and its subsidiaries. A copy of the 2002 Financial Supplement is attached as Exhibit 99.1 hereto. This document is available on the Company’s website, www.csx.com.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION
By: /s/ CAROLYN T. SIZEMORE
Carolyn T. Sizemore
Vice President and Controller
(Principal Accounting Officer)

Date:    July 16, 2003